UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

May 8, 2015

INOVIO PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14888	33-0969592
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

660 W. Germantown Pike, Suite 100 Plymouth Meeting, Pennsylvania	19462
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (267) 440-4200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Inovio Pharmaceuticals, Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders on May 8, 2015. The following are the voting results for each matter voted upon:

Proposal 1: The election of the following nominees as directors of the Company to serve until the Company’s 2016 Annual Meeting of Stockholders and until their successors are elected.

Name of Director Nominee	Votes For	Votes Withheld	Broker Non-Votes

Avtar S. Dhillon	15,942,415	846,922	28,226,222
J. Joseph Kim	16,619,100	170,237	28,226,222
Simon X. Benito	15,309,471	1,479,866	28,226,222
Ángel Cabrera	16,360,017	429,320	28,226,222
Morton Collins	15,456,873	1,332,464	28,226,222
Adel A.F. Mahmoud	15,415,005	1,374,332	28,226,222
Nancy J. Wysenski	16,552,310	237,027	28,226,222

Proposal 2: The ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015.

For	Against	Abstain	Broker Non-Votes

44,373,638	400,463	241,458	0

Proposal 3: The approval of an amendment to the Company’s 2007 Omnibus Incentive Plan (the “Plan”) to increase the number of shares available for grants under the Plan by 5,000,000 shares.

For	Against	Abstain	Broker Non-Votes

14,099,692	2,505,264	184,381	28,226,222

Proposal 4: The approval of an amendment to the Plan (the “Plan”) to the maximum number of shares with respect to which awards may be granted to a participant during a calendar year from 125,000 shares to 500,000 shares.

For	Against	Abstain	Broker Non-Votes

13,920,154	2,674,774	194,409	28,226,222

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INOVIO PHARMACEUTICALS, INC.

By:	/s/ Peter Kies
Peter Kies
Chief Financial Officer

Date: May 12, 2015